UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Ciprico Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIPRICO INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Ciprico Inc. will be held on Thursday, January 26, 2006 at 3:30 p.m. (CST), at Ciprico’s corporate headquarters located at 17400 Medina Road, Plymouth, Minnesota, for the following purposes:

1.             To set the number of the Board of Directors at six.

2.             To elect two Class III directors for the ensuing year.

3.             To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

Only stockholders of record at the close of business on December 5, 2005, are entitled to notice of and to vote at the meeting or any adjournment thereof.

Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience or vote via the online methodology outlined in the enclosed proxy. The prompt return of proxies will save us the expense of further requests.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. Hansen
James W. Hansen
Chief Executive Officer

Plymouth, Minnesota

December 8, 2005

CIPRICO INC.

ANNUAL MEETING OF STOCKHOLDERS

January 26, 2006

PROXY STATEMENT

INTRODUCTION

Your Proxy is solicited by the Board of Directors of Ciprico Inc. (“Ciprico” or “the Company”) for use at the Annual Meeting of Stockholders to be held on January 26, 2006, at the location and for the purposes set forth in the notice of meeting, and at any adjournment or postponement thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company.  Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by stockholders by means of the ballot provided on the Proxy for that purpose.  Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.  If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

If your shares of common stock are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program.  This program provides eligible stockholders who receive a paper copy of the

Annual Report and Proxy Statement the opportunity to vote via the internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy will provide instructions. If your voting form does not refer to internet or telephone information, please complete and return the paper Proxy card in the postage paid envelope provided.

The mailing address of the principal executive office of the Company is 17400 Medina Road, Plymouth, Minnesota 55447.  The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to stockholders on or about December 12, 2005.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed December 5, 2005, as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 5, 2005, 4,788,382 shares of the Company’s Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the General Corporation Law of Delaware and our Certificate of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the Nasdaq Stock Market.  Our independent directors are Messrs. Burniece, Hokkanen, Griffiths, Kill and Vekich.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct, which applies to all of our employees, directors and officers, including our principal executive officer and principal financial and accounting officer.  The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Ethics and Business Conduct is available free of charge through our website at www.ciprico.com and is available in print to any stockholder who sends a request for a paper copy to Ciprico Inc., Attn. Compliance Officer, 17400 Medina Road, Plymouth, Minnesota 55447.  We intend to include on our website any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Communications with Board

Stockholders may communicate directly with the Board of Directors.  All communications should be in writing and directed to the Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the Lead Director, Mr. Vekich, chair of the Nominating and Governance Committee.  Stockholder communications to the Board should be sent to:

Attention:  Corporate Secretary

17400 Medina Road

Plymouth, MN 55447

Director Attendance at Annual Meetings

The Company does not have a specific policy on director attendance at annual meetings, but all directors are encouraged to attend the Annual Meetings of Stockholders.  Five directors attended the 2004 Annual Meeting of Stockholders held on April 28, 2005, which was suspended due to a lack of a quorum and reconvened for May 19, 2005, however a quorum was not attained and the meeting was reconvened for May 26, 2005 at which time a quorum was attained.

Executive Sessions of the Board

The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings, but in no event less than two times per year.

Committee and Board Meetings

The Company’s Board of Directors has three standing committees, the Audit Committee, the Human Capital Committee and the Nominating and Governance Committee.

Audit Committee

The Audit Committee members currently consist of Messrs. Vekich, Griffiths and Hokkanen.  This committee is responsible for selecting the Company’s independent auditors, reviewing the Company’s internal audit procedures, reviewing quarterly and annual financial statements independently and with the Company’s independent auditors, reviewing the results of the annual audit and implementing and monitoring the Company’s cash investment policy.  In addition, this committee assists the Board in its oversight of corporate accounting and internal controls, reporting practices and the quality and integrity of the financial reports of the Company.  The Audit Committee met five times during fiscal 2005.  Currently the Audit Committee members are each considered “independent directors” as defined by the NASD.  Our Board of Directors has determined that Mr.Vekich qualifies as an “audit committee financial expert,” as defined under SEC rules.  Ciprico acknowledges that the designation of Mr. Vekich as the audit committee financial expert does not impose on Mr. Vekich any duties, obligations or liability greater than the duties, obligations and liability imposed on Mr. Vekich as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.  The Charter for the Audit Committee is attached as Appendix A to the Proxy Statement for the 2004 Annual Meeting of Stockholders.  The Audit Committee’s Report is included on page 14.

Human Capital Committee

The Human Capital Committee currently consist of Messrs. Griffiths, Hokkanen and Vekich.  The Human Capital Committee recommends to the Board of Directors the salaries and other compensation to be paid to executive officers of the Company and administers the Company’s stock option and restricted stock plans.  The Human Capital Committee met twice during fiscal 2005.  All members of the Human Capital Committee are considered “independent directors” as defined by the NASD.  The Human Capital Committee’s Report is included on page 12.

Nominating and Governance Committee

The Nominating and Governance Committee members at the end of fiscal 2005 were Messrs. Vekich, Burniece and Hokkanen.  This committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Nominating and Governance Committee facilitates an annual evaluation by Board members of the Board and individual director performance. The Charter for the Nominating and Governance Committee is available on our website at www.ciprico.com.  All members of the Nominating and Governance Committee are independent. The Nominating and Governance Committee approved via a resolution the nomination of the directors to be elected at the 2005 annual meeting.

Nominating Policy

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, third party search firms and other sources.  In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having high moral character and mature judgment, and being able to work collegially with others.  In addition, factors such as the following shall be considered:

•      ownership in the Company;

•      needs of the Board with respect to particular talent and industry experience;

•      knowledge, skills and experience of the nominee;

•      familiarity with domestic and international business affairs;

•      legal and regulatory requirements;

•      appreciation of the relationship of our business to the changing needs of society; and

•      desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member;

•      diversity of experiences.

Stockholders who wish to recommend one or more directors must provide written recommendation to the Corporate Secretary of Ciprico.  Notice of a recommendation must include the stockholder’s name, address and the number of Ciprico shares owned, along with information about the prospective nominee, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any.  The recommendation must be accompanied by a written consent of the prospective nominee to stand for election and allow for a background check if nominated by the Board of Directors and to serve if elected by the stockholders.  Ciprico may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and may conduct a background search to confirm information provided to the Company.

Stockholders who wish to present a proposal at an annual meeting of stockholders must provide a written notice to our Corporate Secretary at the address below in conformity with the dates set for in the Stockholders Proposals section of this proxy.  For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the stockholder’s name, address, the number of shares such stockholder owns and any material interest the stockholder may have in the proposal.  The Corporate Secretary will forward the proposals and recommendations to the Nominating and Governance Committee.

Attention:  Corporate Secretary

17400 Medina Road

Plymouth, MN 55447

The Board and Committee members often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action by unanimous written consent of all Board or Committee members, in accordance with Delaware law, rather than hold formal meetings.  During fiscal 2005, the Board of Directors held nine regular meetings.  Each incumbent director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on committee(s) of the Board and of committee(s) of which he was a member).

PRINCIPAL STOCKHOLDERS

The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of the dates indicated in the respective footnotes to the table.  Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS

Perkins Capital Management, Inc. 730 E. Lake Street Wayzata, MN 55391	556,025	(1)	11.7%

Dimensional Fund Advisors 1299 Ocean Avenue Santa Monica, CA 90401	284,743	(1)(2)	6.0%

Lloyd I. Miller 4550 Gordon Drive Naples, FL 34102	283,900	(1)	5.9%

Daniel Zeff Zeff Holding Company, LLC 50 California Street, Suite 1500 San Francisco, CA 94111	240,249	(1)	5.0%

(1)   Such shares were owned as of the most recent 13G filing with the SEC.

(2)   Dimensional Fund Advisors disclaims beneficial ownership of such securities as they are owned by investment companies, trusts and separate accounts to whom Dimensional furnishes investment advice.

MANAGEMENT STOCKHOLDINGS

The following table sets forth the number of shares of Common Stock beneficially owned as of December 5, 2005, by each executive officer of the Company named in the Summary Compensation Table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group.  Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS (1)
Robert H. Kill	129,700	(2)	2.7%
James W. Hansen	129,156	(3)	2.7
Thomas F. Burniece	59,500	(4)(8)	1.2%
Mark D. Griffiths	21,500	(5)(10)	*
Michael M. Vekich	14,000	(6)(9)	*
Gary L. Hokkanen	3,000	(7)(8)	*
Mark R. Gilmore	—		*
James D. Gerson	—		*
All current officers and directors as a group (7 persons)	361,856	(11)	7.6%

*      Less than 1%

(1)   Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 5, 2005, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group of which such individual is a member.

(2)   Amount includes 20,000 shares held by Mr. Kill’s wife and 70,000 shares purchasable upon    exercise of options presently exercisable or exercisable within sixty days of December 5, 2005.

(3)   Amount includes 57,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2005.

(4)   Amount includes 54,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2005.

(5)   Amount includes 19,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2005.

(6)   Amount includes 11,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2005.

(7)   Amount includes 3,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2005.

(8)   Amount does not include an option for 4,000 shares which will be granted to such individual as of the date of the 2005 Annual Meeting and which will become exercisable one year from the date of grant.

(9)   Amount does not include an option for 5,000 shares which will be granted to such individual as of the date of the 2005 Annual Meeting and which will become exercisable one year from the date of grant.

(10) Amount does not include an option for 8,000 shares which will be granted to such individual as of the date of the 2005 Annual Meeting and which will become exercisable one year from the date of grant.

(11) Amount includes 206,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2005.

ELECTION OF DIRECTORS

(PROPOSALS #1 AND #2)

General Information

The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors shall consist of not less than three directors and not more than six directors and that the number of directors to be elected shall be determined by the stockholders at each annual meeting.  The Certificate of Incorporation also provides for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year.  Directors who are members of Class III will be elected at the Annual Meeting.  Directors who are members of Classes I and II will continue to serve for the terms for which they were previously elected.  The Board recommends that the number of directors be set at six and that two Class III directors be elected at the Annual Meeting.  The Board of Directors, upon the recommendation of the Nominating Committee, nominates Mr. Mark Griffiths and Mr. James Gerson for election as Class III directors.  If elected, Messrs. Griffiths and Gerson will each serve for a three-year term as a Class III director and until his successor has been duly elected and qualified.  The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is required to set the number of directors at six.

Unless authority is withheld, the proxies solicited hereby will be voted for the election of each of Mr. Griffiths and Mr. Gerson as directors for a term of three years.  If, prior to the meeting, it should become known that any Class III nominee will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Nominating Committee or, alternatively, not voted for any nominee.  The Board of Directors has no reason to believe that either nominee will be unable to serve. The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

Nominees For Election To The Board Of Directors

Mark D. Griffiths, (Class III, term ending at 2008 Annual Meeting), age 45, has been a director of the Company since May 2001.  Mr. Griffiths has been Vice President of Security Services at Verisign, Inc. since August 2003.  From May 1997 to October 2001 he held several positions at VERITAS Software, his latest position being Vice President of Corporate Marketing.  Prior to joining VERITAS Software, Mr. Griffiths also held the position of Director of Product Marketing for the Internet Division of Cisco Systems from September 1996 to May 1997.  Prior to Cisco, Mr. Griffiths spent nine years at Novell Inc., culminating his career there as the Director of Marketing for Novell’s Internet Commerce Division.

James D. Gerson, (Class III, term ending at 2008 Annual Meeting), age 62. Mr. Gerson is a private investor. He was Vice President of Fahnestock & Co., Inc (now known as Oppenheimer & Co..) from March 1994 until April 2003, where he held a variety of positions in the corporate finance, research, and portfolio management areas. Mr. Gerson serves as a Director of American Power Conversion Corp. and Fuel Cell Energy, Inc.

All Other Directors Of The Company Whose Terms Continue Beyond The Annual Meeting

James W. Hansen,  (Class I, term ending at 2006 Annual Meeting), age 50, has been Chief Executive Officer of the Company since September 30, 2004 and Chairman of the Board since April 2005.  Mr. Hansen previously served as Interim Chief Executive Officer of the Company from March 18, 2004 to September 30, 2004 and has been a director of the Company since April 2001.  Mr. Hansen also served as Chairman of the Board from January 2003 to March 2004.  Since 1992 Mr. Hansen has served as an investor, director, president or vice president of several private companies in the medical services and technology industry.  Mr. Hansen was President, CEO and Treasurer of E.mergent Incorporated (NASDAQ: EMRT) from November 1996 and Chairman of the Board of Directors from May 1997 until the sale of the company in May 2002.  From 1986 to 1992, he was Senior Vice President and General Manager of the pension division of Washington Square Capital, a Reliastar Company, a NYSE-traded financial services company now known as ING Reliastar.  From 1983 to 1986, he was Vice President of Apache Corporation, a NYSE-traded oil and gas exploration company.    From 1979 to 1983, Mr. Hansen was a teacher and management consultant.  He has also served as a director of three public companies and has taught in the MBA program at the University of St. Thomas since 1984.

Thomas F. Burniece, (Class II, term ending at 2007 Annual Meeting), age 64, has been a director of the Company since November 1999, and was Chairman of the Board from November 2000 through January 2003.  Mr. Burniece is currently President of Burniece Consulting Services.  He most recently served as Senior Vice President at COPAN Systems, a privately held company developing a unique disk-based replacement for tape storage.  Prior to COPAN, Mr. Burniece was a partner in In-fusion, LLC, a consulting firm specializing in business development for companies in the networked storage market, as well as owner and President of Burniece Consulting Services. Mr. Burniece was Chief Executive Officer from April 1997 until December 2000 of Voelker Technologies, Inc., a private company developing an intelligent physical layer switching product.  In addition, in June 1998 he co-founded and served as the original Chief Executive Officer, as well as a director until May 2001 of Rutilus Software, Inc., a private company developing a unique, centrally-managed approach to the backup of network-attached desktop computers.  Mr. Burniece has also served as a board member or as an advisor to a number of other small private companies across several high technology markets.  His previous experience includes senior management positions at Maxtor, Digital Equipment Corporation and Control Data Corporation.

Michael M. Vekich, (Class I, term ending at 2006 Annual Meeting), age 58, has been director of the Company since December 2002.  Mr. Vekich has served as Chief Executive Officer of Vekich Associates since 1998 and as Chief Executive Officer of Vekich Arkema & Company from 1979 to 1998.  Prior to 1979 he held various management consulting positions.  A Certified Public Accountant, he serves as a financial and business advisor to several public and private company boards.  He has also served as a director on a number of boards of private companies and not-for-profit institutions.

Gary L. Hokkanen, (Class II, term ending at 2007 Annual Meeting), age 59, was appointed by the Board on June 24, 2004. Mr. Hokkanen was Chief Operating Officer of the Carlson Marketing Group from 2000 to 2005. From 1984 through 2002 Mr. Hokkanen owned The Cynergi Group, Inc., a contract executive consulting company.  Mr. Hokkanen’s assignments with The Cynergi Group included: President of Wam!Net, Inc. from 1999 to 2001 and Chief Executive Officer of The Miner Group, Inc. from 1997 to 1999.  Mr. Hokkanen is a graduate of the Advanced Management Program at Harvard University and earned a B.S. degree in electronic intelligence from the Presidio at Monterey.

There are no arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company’s directors.

Director’s Fees

Directors who are not employees of the Company receive $250 for each Board or committee meeting attended in addition to a monthly fee and annual stock option grant based on their respective committee participation on the Board.  Mr. Vekich receives a monthly fee of $1,000 and an annual grant of 5,000 stock options for his role as Chairman of the Audit Committee.  Messrs. Burniece, Hokkanen, Griffiths and Kill receive a monthly fee of $500 and an annual grant of 4,000 stock options.  Each of these stock option grants vests over a twelve-month period and expire seven years after issuance.

During a portion of fiscal 2005, the members of the Nominating and Governance Committee, except for Mr. Vekich, received an additional fee of $500 per month in lieu of individual meeting fees related to additional committee work.

In addition, any director who is elected or re-elected to the Board, receives a seven-year stock option for 4,000 shares at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant, exercisable one year from the date of grant.

CERTAIN TRANSACTIONS

Mr. Burniece has an arrangement with the Company to provide consulting services.  During fiscal year 2005, Mr. Burniece received $3,600 in fees for services.

Pursuant to a Management Agreement with The Hansen Company, a management consulting firm wholly owned by Mr. James Hansen, Mr. Hansen acted as Interim Chief Executive Officer of the Company for a six-month period in fiscal 2004 and The Hansen Company was paid fees of $60,000 for such services.  On September 30, 2004, the Company entered into an Employment Agreement with James W. Hansen to serve as Chief Executive Officer of the Company for an initial term of two years.  As part of this Employment Agreement the Company agreed to pay The Hansen Company $1,000 per month for the first twelve months of the initial term and $1,250 per month for the second twelve months of the initial term for strategic planning services.

EXECUTIVE OFFICERS

The names, ages and positions of the executive officers are as follows:

Name	Age	Position(s)

James W. Hansen (1)	50	Chief Executive Officer and Chairman of the Board

Monte S. Johnson	47	Vice President of Finance and Chief Financial Officer

(1) See Biography in Election of Directors section.

Monte S. Johnson has been Vice President of Finance and Chief Financial Officer since June 1, 2005.  Mr. Johnson had previously served as Interim Chief Financial Officer of the Company from March 10, 2005 to June 1, 2005.  Prior to joining Ciprico Mr. Johnson has been President of MSJ & Associates, LLC, a business consulting company focused on finance, strategic planning and operational consulting for public and private companies.  From 1999 to 2001 Mr. Johnson was Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Pro Staff Personnel Services.  From 1991 to 1999 Mr. Johnson served in various financial and management positions at General Electric Company and Honeywell Inc.  Prior to 1991 Mr. Johnson worked 11 years at Deloitte & Touche International.  Mr. Johnson is a CPA and MBA.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and the other executive officers whose total salary and bonus for fiscal 2005 exceeded $100,000.

	ANNUAL COMPENSATION						LONG-TERM COMPENSATION
							Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(1)

James W. Hansen (2)	2005	138,531		—	12,000	(3)		50,000	—	4,156
President and CEO	2004				60,000	(4)		25,000

Robert H. Kill	2005	230,249	(5)(6)	—	—		—	—	—	—
Former — President	2004	227,500	(5)	—	—		—	20,000	—	8,641
and CEO	2003	202,500		—	—		—	25,000	—	2,681

Mark R. Gilmore (7)	2005	118,125	(8)	—	—		—	25,000	—	3,169
Vice President – Sales

(1)   Amounts reflect Company contributions to the Company’s Savings Plan, a 401(k) plan.

(2)   Mr. Hansen was appointed as President and CEO on September 30, 2004.

(3)   Amount reflects payments made to The Hansen Company for consulting services in accordance with Mr. Hansen’s employment agreement.

(4)   Amounts are payments to The Hansen Company pursuant to Mr. Hansen serving as the Company’s Interim CEO for part of fiscal 2004.

(5)   Includes amounts for time earned but not taken pursuant to the Company’s paid time off policy.

(6)   Amount includes $195,000 for severance related payments.

(7)   Mr. Gilmore was appointed Vice President of sales effective May 16, 2004, and as such there are no amounts for 2004 or 2003.  Mr. Gilmore passed away on November 5, 2005.

(8)   Amount includes commissions of $55,625 for 2005.

Option Grants During 2005 Fiscal Year

The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended September 30, 2005. The Company has not granted stock appreciation rights.

	NUMBER OF SECURITIES UNDERLYING		% OF TOTAL OPTIONS/SARS GRANTED TO			POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
	OPTIONS/SARS		EMPLOYEES IN	EXERCISE OR BASE	EXPIRATION
NAME	GRANTED (#)		FISCAL YEAR	PRICE ($ /SH)	DATE	5% ($)	10% ($)

James W. Hansen	50,000	(1)	16.8%	$4.65	10/04/09	64,235	141,944

Mark R. Gilmore	25,000	(2)	8.4%	$4.20	06/05/10	29,010	64,104

(1)   Such option is exercisable annually as to 25% of the total number of shares, commencing October 5, 2005.

(2)   Such option is exercisable annually as to 25% of the total number of shares, commencing June 6, 2006.

Aggregated Option Exercises During 2005 Fiscal Year and Fiscal Year End Option Values

The following table provides information related to options exercised by the named executive officers during fiscal 2005 and the number and value of options held at fiscal year end.

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF UNEXERCISED OPTIONS/SARS AT FY-END(#) EXERCISABLE/ UNEXERCISABLE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARS AT FY-END ($) EXERCISABLE/ UNEXERCISABLE (1)

James W. Hansen	0	N/A	45,000 / 50,000	0 / 0

Mark R. Gilmore	0	N/A	0 / 25,000	0 / 7,250

(1)   These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company’s Common Stock on September 30, 2005.  The closing price of the Company’s Common Stock on that day on the NASDAQ Stock Market was $4.49.  Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Other Compensation Arrangements

Effective September 30, 2004, the Company entered into an Employment Agreement and Change of Control Agreement with James W. Hansen to serve as Chief Executive Officer of the Company for an initial term of two years.  Prior to and within ninety days of a date that is one year prior to the expiration of the initial term, the Board of Directors, or committee thereof, shall review Mr. Hansen’s goals and objectives and notify him in writing whether the Agreement will be extended for an additional one year or terminate as scheduled.  If the Agreement is renewed upon expiration of the initial term, the Company shall notify Mr. Hansen in writing whether the Agreement will be renewed for additional one year, or terminate as scheduled, ninety days prior to the expiration date of the extension term.  If Mr. Hansen chooses not to extend the Agreement, he must notify the Company in writing within thirty days of his receipt of the extension.  As base compensation for all services to be rendered by the Mr. Hansen under this Agreement, Mr. Hansen shall receive a minimum monthly base salary of $11,500 per month for the first twelve months and $12,333 per month for the second twelve months of the initial term, which salary shall be paid in accordance with the Company’s normal payroll procedures and policies and be reviewed annually by the Board of Directors. In addition, the Company will pay The Hansen Company $1,000 per month for the first twelve months of the initial term and $1,250 per month for the second twelve months of the initial term for strategic planning services.

The Agreement also includes a provision that in the event Mr. Hansen’s employment is terminated without good cause or he should voluntarily terminate such employment with good reason within a twelve-month period following a change of control of the Company, the Agreement provides for a lump sum severance payment equal to twelve (12) months of current base salary, or the remaining amount of Mr. Hansen’s then current compensation for the initial term, whichever is greater.

Robert H. Kill, the Company’s former President and Chief Executive Officer had an Employment Agreement and Change of Control Agreement with the Company. The Employment Agreement had a two-year term and was renewable at the discretion of the Board of Directors within a period one-year prior to the scheduled termination date of the agreement.  In connection with Mr. Kill’s resignation as President and Chief Executive Officer, Mr. Kill and the Company agreed in September 2004 to terminate his employment agreement in consideration for the payment to Mr. Kill of $16,250 monthly for a twelve-month period.  In addition, the Company agreed to pay, through September 2005, the entire premium for Mr. Kill’s health and dental insurance coverage under the Company’s group health and dental insurance plans.

Human Capital Committee Report on Executive Compensation

Human Capital Committee Interlocks and Insider Participation.  During fiscal 2005 the Human Capital Committee members were Messrs. Vekich and Burniece.  None of the members of the Committee was an employee or officer of the Company during fiscal 2005 or affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

Overview and Philosophy. The Company’s executive compensation program is comprised of base salaries, annual and quarterly performance bonuses, long-term incentive compensation in the form of stock options and restricted stock grants and various benefits, including the Company’s savings plan and employee stock purchase plan in which all qualified employees of the Company may participate. In addition, the Human Capital Committee from time to time may award special cash bonuses, stock options and restricted stock grants in connection with new hiring, promotions or non-recurring, extraordinary performance.

The Human Capital Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in our industry and of awarding cash bonuses based primarily on achievement of operating profit goals and secondarily on achievement of revenue goals.  If minimum operating profit goals are achieved, the executive officer receives a cash bonus, in an amount equal to the percentage of goal achieved multiplied by the established target bonus, which is a minimum of 10% and a maximum of 100% of annual base salary. The goals are established annually by the Human Capital Committee and the Chief Executive Officer of the Company.

The Company’s executive officers participate in the Company’s stock option and restricted stock plans as well as the management cash bonus plan described above.  There were no cash bonuses earned by executive officers in fiscal 2005.

The Human Capital Committee has met twice during fiscal 2005 regarding long term compensation plans and the use of options for both Director and employees.  The Committee will make recommendations in fiscal 2006 taking into consideration new reporting requirements for stock-based compensation.

General. The Company provides medical and insurance benefits to its executive officers, which are generally available to all Company employees.  The Company has a savings plan in which all qualified employees, including the executive officers, may participate.  Each year the Company contributes to the savings plan an amount equal to fifty percent of the first six percent of gross wages for each employee who participates in the savings plan.  The Company may contribute an additional two percent of gross wages based on the operating profit of the Company for the fiscal year and plan contributions by the individual employee.  The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2005.

Chief Executive Officer Compensation.  James W. Hansen has served as the Company’s Chief Executive Officer since September 30, 2004.  His annual base salary and eligibility for a cash bonus were determined in accordance with the policies described above as applicable to all executive officers.

Ciprico Inc. entered into an Employment Agreement and a Change of Control Agreement (the “Agreement”) with James W. Hansen to serve as Chief Executive Officer of the Company for an initial term ending on September 30, 2006, renewable at the option of the Board of Directors for additional terms.

Under the terms of the Agreement, Mr. Hansen is entitled to a minimum monthly base salary of $12,333 per month for fiscal 2006.  Mr. Hansen’s salary shall be paid in accordance with the Company’s normal payroll procedures and policies and be reviewed annually by the Board of Directors.  Mr. Hansen shall be eligible to participate in the Company’s short-term and long-term management bonuses programs as defined by management and approved by the Board.

In addition, the Company will pay The Hansen Company, an affiliate of Mr. Hansen, $1,000 per month for the first twelve months of the initial term and $1,250 per month for the second twelve months of the initial term for strategic planning services.

Mr. Hansen was also granted an option to purchase 50,000 shares of the Company’s common stock at an exercise price equal to 125% of the closing sale price for such common stock on the day of issuance under the Qualified Stock Option Plan.  The option vests at the rate of 25% per year and will expire five years following the date of grant.  In addition, if Mr. Hansen has not purchased at least 50,000 shares of Company’s common stock in the open market by May 3, 2005, the Company agrees, at Mr. Hansen’s sole discretion, to sell to Mr. Hansen the number of shares equal to the difference of 50,000 and the number of shares he purchased in the open market.  The purchase of such shares from the Company will be at a price equal to the closing sale price of Company’s common stock on the date of such purchase.  Mr. Hansen did not request the Company to sell him shares under this arrangement and has instead purchased shares in the open market.

Summary. The Human Capital Committee annually reviews its compensation policies but anticipates generally continuing its policy of paying relatively moderate base salaries, basing bonuses on specific revenue and operating profit goals and granting stock options and restricted stock to provide long-term incentives.

MEMBERS OF THE FISCAL 2005 HUMAN CAPITAL COMMITTEE

Thomas F. Burniece

Michael M. Vekich

Gary L. Hokkanen

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4350(d), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(A)(15).

In accordance with its written charter adopted by the Board of Directors (attached as Appendix A to the 2004 Proxy Statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)           reviewed and discussed the audited financial statements with management;

(2)           met with auditors independent of management prior to and subsequent to the completion of the audit fieldwork to review planning and results of audit;

(3)           discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(4)           reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the Securities and Exchange Commission.

MEMBERS OF THE FISCAL 2005 AUDIT COMMITTEE

Michael M. Vekich

Mark D. Griffiths

Gary L. Hokkanen

INDEPENDENT AUDITORS

Grant Thornton LLP acted as the Company’s independent auditors for fiscal 2005.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company’s stockholders.

Audit Fees.  The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2005 and 2004 and included in the Company’s Form 10-K for fiscal 2005 and 2004 were $67,800 and $56,000, respectively.

Audit Related Fees.  The aggregate fees billed by Grant Thornton LLP for products and services provided by the principal accountant, other than the Company’s annual financial statements and the Company’s Forms 10-Q for the fiscal year ended September 30, 2005 and 2004 were $8,000 and $5,500, respectively.  These fees were primarily for the audit of the Company’s benefit plan.

Tax Fees.  The aggregate fees billed by Grant Thornton LLP for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning for the fiscal year ended September 30, 2005 and 2004 were $13,400 and $22,500, respectively.  These fees were primarily for the preparation of the Company’s income tax returns.

All Other Fees.  There were no aggregate fees billed by Grant Thornton LLP for products and services provided by the principal accountant other than Audit Fees, Audit Related Fees and Tax fees for the fiscal years ended September 30, 2005 and 2004.

The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent auditors or any other auditing or accounting firm.  Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved.  Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.  The Audit Committee has approved the proposal by Grant Thornton LLP to provide audit services of up to $68,000 for fiscal 2005.

STOCK PERFORMANCE CHART

The following chart compares the cumulative total stockholder return on the Company’s Common Stock with the S&P SmallCap 600 Index and the S&P Computer Storage & Peripherals Index.  The comparison assumes $100 was invested on September 30, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CIPRICO INC., THE S & P 500 INDEX

AND THE S & P COMPUTER STORAGE & PERIPHERALS INDEX

* $100 invested on 9/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company, and persons who beneficially own more than 10% of the Company’s outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such reports furnished to or obtained by the Company and upon other information known to the Company, the Company believes that during the fiscal year ended September 30, 2005, all filing requirements applicable to its directors, officers or beneficial owners of more than 10% of the Company’s outstanding shares of Common Stock were complied with.

STOCKHOLDER PROPOSALS

Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company by August 14, 2006, to be considered for inclusion in the Company’s proxy statement and related proxy for the next annual meeting.

Also, if a stockholder proposal intended to be presented at the next annual meeting but not included in the Company’s proxy statement and proxy is received by the Company after October 28, 2006, then management named in the Company’s proxy form for the next annual meeting will have discretionary authority to vote shares represented by such proxies on the stockholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy material.

OTHER BUSINESS

Management knows of no other matters to be presented at the meeting.  If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2005, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy-soliciting material.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBITS(S) SHOULD BE DIRECTED TO MR. MONTE S. JOHNSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS. THE COMPANY’S FORM 10-K MAY ALSO BE ACCESSED THROUGH THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. Hansen
James W. Hansen
Chief Executive Officer

Dated:  December 8, 2005

Plymouth, Minnesota

Ciprico Inc.

ANNUAL MEETING OF STOCKHOLDERS

January 26, 2006
3:30 PM

CIPRICO INC. HEADQUARTERS
17400 MEDINA ROAD
PLYMOUTH, MINNESOTA 55447

CIPRICO INC.
17400 MEDINA ROAD
PLYMOUTH, MINNESOTA 55447	proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 26, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint James W. Hansen with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL BELOW.

1.	To set the number of members of the Board of Directors at six.		☐	For ☐	Against	☐ Abstain

2.	To elect two Class III directors	01 Mark D. Griffiths	☐	Vote FOR	☐	Vote Withheld
	for the ensuing year	02 James D. Gerson		all nominees		for all nominees
(except as marked)

Instructions: To withhold authority to vote for any individual nominee, write the name of such nominee in the box at the right

3.	To consider and act upon such other matters as may properly come before	☐	Authorized	☐	Not Authorized
the meeting and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL NUMBER 3.

Address Change? Mark Box	☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy.  If held in joint tenancy, all persons must sign.  Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.